EX-99.d.2 ADVSR CONTR

                                                                [EXHIBIT (d)(2)]


                      FIRST AMERICAN INVESTMENT FUNDS, INC.

                   AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

                                AMENDMENT NO. 11
                                       TO
                                    EXHIBIT A

EFFECTIVE DATES:
---------------

PORTFOLIO                                                EFFECTIVE DATE
---------                                                --------------

Large Cap Value Fund                                     April 2, 1991
Mid Cap Value Fund                                       April 2, 1991
Fixed Income Fund                                        April 2, 1991
Intermediate Tax Free Fund                               April 2, 1991
Intermediate Term Income Fund                            September 15, 1992
Equity Index Fund                                        September 15, 1992
Limited Term Income Fund                                 September 15, 1992
Balanced Fund                                            September 15, 1992
Minnesota Intermediate Tax Free Fund                     December, 31, 1993
Colorado Intermediate Tax Free Fund                      December, 31, 1993
Small Cap Growth Fund                                    December, 31, 1993
Technology Fund                                          December, 31, 1993
International Fund                                       December, 31, 1993
Equity Income Fund                                       January 31, 1994
Large Cap Growth Fund                                    January 31, 1994
Real Estate Securities Fund                              June 12,1995
Health Sciences Fund                                     January 31, 1996
Oregon Intermediate Tax Free Fund                        August 5, 1997
California Intermediate Tax Free Fund                    August 5, 1997
Small Cap Value Fund                                     November 21, 1997
International Index Fund                                 November 21, 1997
Tax Free Fund                                            July 24, 1998
Minnesota Tax Free Fund                                  July 24, 1998
Mid Cap Growth Fund                                      July 24, 1998
Emerging Markets Fund                                    July 24, 1998
Strategic Income Fund                                    July 24, 1998
California Tax Free Fund                                 February 1, 2000
Arizona Tax Free Fund                                    February 1, 2000
Colorado Tax Free Fund                                   February 1, 2000
Corporate Bond Fund                                      February 1, 2000

ADVISORY FEES:
--------------
                                                               ANNUAL ADVISORY
                                                             FEE AS A PERCENTAGE
                                             AVERAGE          OF AVERAGE DAILY
PORTFOLIO                               DAILY NET ASSETS         NET ASSETS
---------                               ----------------     -------------------

Large Cap Value Fund                       On All Assets             .70%
Mid Cap Value Fund                         On All Assets             .70%
Fixed Income Fund                          On All Assets             .70%
Intermediate Tax Free Fund                 On All Assets             .70%
Intermediate Term Income Fund              On All Assets             .70%
Equity Index Fund                          On All Assets             .70%
Limited Term Income Fund                   On All Assets             .70%
Balanced Fund                              On All Assets             .70%
Minnesota Intermediate Tax Free Fund       On All Assets             .70%
Colorado Intermediate Tax Free Fund        On All Assets             .70%
Small Cap Growth Fund                      On All Assets             .70%
Technology Fund                            On All Assets             .70%
International Fund                         On All Assets            1.25%
Equity Income Fund                         On All Assets             .70%
Large Cap Growth Fund                      On All Assets             .70%
Real Estate Securities Fund                On All Assets             .70%
Health Sciences Fund                       On All Assets             .70%
Oregon Intermediate Tax Free Fund          On All Assets             .70%
California Intermediate Tax Free Fund      On All Assets             .70%
Small Cap Value Fund                       On All Assets             .70%
International Index Fund                   On All Assets             .70%
Tax Free Fund                              On All Assets             .70%
Minnesota Tax Free Fund                    On All Assets             .70%
Mid Cap Growth Fund                        On All Assets             .70%
Emerging Markets Fund                      On All Assets            1.25%
Strategic Income Fund                      On All Assets             .70%
California Tax Free Fund                   On All Assets             .70%
Arizona Tax Free Fund                      On All Assets             .70%
Colorado Tax Free Fund                     On All Assets             .70%
Corporate Bond Fund                        On All Assets             .70%
Agreements/Invest Adv Mangt Agr/Amendments/Amend 10